BNC Bancorp Announces 161% increase in Net Income for Third Quarter 2009

THOMASVILLE, N.C., Oct. 22 /PRNewswire-FirstCall/ -- BNC Bancorp (Nasdaq: BNCN) today reported earnings for the third quarter of 2009.  For the third quarter, net income totaled $1.95 million, an increase of 161% from the $747,000 earned in the third quarter of 2008.

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For the third quarter, net income available to common shareholders totaled $1.45 million, or $0.20 per diluted common share, an increase of 95% compared to net income available to common shareholders of $747,000, or $0.10 per diluted common share, for the third quarter of 2008.

For the nine months ended September 30, 2009, net income available to common shareholders totaled $3.26 million, or $0.44 per diluted common share, as compared to the same nine-month period of 2008 that resulted in net income available to common shareholders of $3.36 million, or $.45 per diluted share.  For the nine months ended September 30, 2009, the Company reported gains on sales of investment securities in the amount of $1.9 million, which partially offset the increases of FDIC assessments and provision for loan losses in the amounts of $1.7 million and $6.6 million, respectively, when compared to the same period in 2008.  Additionally, the Company reported dividends and accretion on preferred stock in the amount of $1.49 million for the current nine-month period.

Total assets as of September 30, 2009 were $1.70 billion, an increase of 35% compared with $1.26 billion as of September 30, 2008. Total loans on September 30, 2009 were $1.05 billion, an increase of 4% from the $1.01 billion reported as of September 30, 2008.  Investment securities increased $304.8 million, or 284%, when compared to the $107.4 million outstanding at September 30, 2008.  Deposits increased 40% over the same one-year period. During the first quarter of 2009, management negotiated a $250 million money market funding arrangement which carries a fixed effective cost of 2.95% over the five year period.

Commenting on the results, W. Swope Montgomery, Jr., President and CEO, noted, “We are pleased with the results for the quarter, especially the continued growth in earnings, the consistent improvement in our net interest margin, and the stability of our asset quality in this challenging credit environment.”

Mr. Montgomery continued, “Earnings available to common shareholders were $0.20 per diluted share, which represents a significant increase from the levels reported in linked and year ago quarters.  During the third quarter, particularly due to our new office in Concord and several strategic hires of seasoned bankers from regional and national banks, we began to experience net growth in our loan portfolio.  We chose to unwind some of the securities leverage transaction that occurred in late 2008 to fund this core loan growth, resulting in a $1.9 million gain on the sale of these securities.  This windfall was used to increase our allowance for loan losses during the quarter, staying consistent with our commitment to continually augment the strength of our balance sheet.”

Provision for Loan Losses and Asset Quality
The provision for credit losses was $5.0 million in the third quarter of 2009, compared with $2.5 million in the third quarter of 2008 and $3.0 million in the second quarter of 2009.  Net charge-offs of loans during the recent quarter were $3.4 million, compared to $1.2 million for the third quarter of 2008 and $2.4 million for the second quarter of 2009.  Expressed as an annualized percentage of average loans outstanding, net charge-offs were 1.28% and 0.46% in the third quarters of 2009 and 2008, respectively, and 0.98% in the second quarter of 2009.  Non-performing assets (NPA’s) as a percentage of total assets at September 30, 2009 were at 1.43%, an increase from the 0.89% at September 30, 2008 and 1.18% at June 30, 2009. The allowance for loan and lease losses at September 30, 2009 increased $2.8 million, or 20%, from levels a year ago and $1.6 million, or 11% from the second quarter of 2009.  The allowance for loan and lease losses of $16.7 million is 1.59% of total loans outstanding at September 30, 2009, up from the 1.38% reported at September 30, 2008, and up from the 1.48% of total loans outstanding for the second quarter of 2009.  Total loans more than 30 days past due decreased to $5.4 million at September 30, 2009 from $8.9 million at June 30, 2009, primarily as the result of two credits totaling $4.8 million being paid current.

Mr. Montgomery noted that, “Non-performing assets to total assets increased to 1.43% at the end of the third quarter, compared to 1.18% at the end of the second quarter.  This increase was primarily related to the movement of one large A&D loan in the Kannapolis, North Carolina market to non-accrual status.  The loan has been written down and reserved based on recent appraisals to current market levels.  Despite the increase in NPA’s in the third quarter, this ratio still compares favorably to our Federal Reserve district, state and national peers, and while we have been aggressively moving these assets through our system, as indicated previously, we would expect to see an increase in non-performers as this challenging credit market lingers.”

Montgomery continued, “We continue to include tabular information that provides greater transparency into the mix and stratification within certain classifications of our loan portfolio.  It is important to note that we have made significant strides in the reduction of our Construction and Acquisition & Development (A&D) portfolios over the past year.  At the end of the third quarter of 2009, we have reduced our residential and commercial construction portfolios by over 38% from year ago levels, and have reduced speculative 1-4 family construction loans with balances above $400,000 to $12.8 million, down from $25.3 million one year ago.”

“Residential and Commercial A&D continues to be the area of our portfolio that is being most affected by the current economic downturn.   Over the past year we have reduced outstanding balances 33%, or $22 million.  As apparent in the tables, we have only two A&D loans in the portfolio with balances greater than $5 million, both of which remain viable projects.  The remaining A&D exposure is diversified across our market area, with the largest single credit outside of the two mentioned above currently at $4.2 million. We have seen an increase in the velocity of activity related to remaining viable projects and lots with completed infrastructure.   Remaining speculative inventory has continued to decline at a rate above the market average as we work with customers and buyers to move properties.   We are cautiously optimistic that this liquidation rate will continue and that we will be in position to divest further A&D projects either by complete sale or by entering into scheduled takedown arrangements with qualified cash buyers,” said Mr. Montgomery.

Net interest income on a fully taxable equivalent (FTE) basis was $13.4 million for the third quarter of 2009, compared to $12.7 million for second quarter of 2009 and $8.9 million for the third quarter of 2008. The increase in net interest income in the third quarter 2009 is primarily due to average loans increasing to $1.06 billion compared to $998.2 million for the second quarter of 2009 and overall funding costs decreasing by 17 basis points from 2.35% to 2.18% for the same period.  The third quarter 2009 net interest margin on a fully taxable equivalent basis was 3.47%, compared to 3.39% and 3.16% for the second quarter of 2009 and third quarter of 2008, respectively.

On October 20, 2009, the Board of Directors declared a $0.05 per share quarterly dividend, payable November 27, 2009 to shareholders of record on November 13, 2009.

BNC Bancorp is the parent company of Bank of North Carolina, a $1.7 billion commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Salisbury, Concord, Greensboro, Archdale, Lexington, Kernersville, Harrisburg, Welcome and Oak Ridge, North Carolina. In addition, the Bank operates limited service banking offices in Winston-Salem and Mooresville, North Carolina.  Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp is current on its preferred dividend payments to the United States Treasury and its stock is quoted in the NASDAQ Capital Market under the symbol “BNCN.”

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp’s management uses these “non-GAAP” measures such as “core” or “recurring” earnings in their analysis of the Company’s performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission, in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2009 and beyond, and the medium and long terms strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements which speak only as of the date hereof, as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy and real estate markets in general and the strength of the local economies and real estate markets within North Carolina in which we conduct operations; the economic conditions in the United States and the relative strength and stability of other financial institutions; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)	For the
	Three Months Ended
	September 30, 2009	September 30, 2008
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$20,107	$17,409	15.5%
Interest expense	7,927	8,893	(10.9)
Net interest income	12,180	8,516	43.0
Provision for loan losses	5,000	2,500	100.0
Net interest income after provision for loan losses	7,180	6,016	19.4
Noninterest income	3,328	1,328	150.6
Noninterest expense	8,417	6,716	25.3
Income before income tax expense	2,091	628	233.0
Provision for income taxes	138	(119)	(216.0)
Net income	1,953	747	161.5
Preferred stock dividends and discount accretion	499	-	(100.0)
Net income available to common shareholders	1,454	747	94.7

PER SHARE DATA
Earnings per share, basic	$0.20	$0.10	97.3%
Earnings per share, diluted	$0.20	$0.10	97.0
Tangible common book value per share	$9.27	7.88

Weighted average common shares outstanding:
Basic	7,370,128	7,357,677
Diluted	7,381,956	7,402,167

PERFORMANCE RATIOS
Return on average assets	0.47%	0.25%
Return on average common equity	5.94%	3.45%
Return on average tangible common equity	8.33%	5.10%
Net yield on earning assets (taxable equivalent)	3.47%	3.16%
Average equity to average assets	7.70%	7.14%
Allowance for loan losses as a % of total loans	1.59%	1.38%
Non-performing assets to total assets, end of period	1.43%	0.89%
Ratio of net charge-offs to average loans, annualized	1.28%	0.46%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)	For the
	Nine Months Ended
	September 30, 2009	September 30, 2008	% Change

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$59,496	$52,993	12.3%
Interest expense	25,317	28,086	(9.9)
Net interest income	34,179	24,907	37.2
Provision for loan losses	11,000	4,375	151.4
Net interest income after provision for loan losses	23,179	20,532	12.9
Noninterest income	5,756	4,328	33.0
Noninterest expense	24,297	20,837	16.6
Income before income tax expense	4,638	4,023	15.3
Provision for income taxes	(112)	661	(116.9)
Net income	4,750	3,362	41.3
Preferred stock dividends and discount accretion	1,486	-	(100.0)
Net income available to common shareholders	3,264	3,362	(2.9)

PER SHARE DATA
Earnings per share, basic	$0.44	$0.46	-3.3%
Earnings per share, diluted	$0.44	$0.45	(1.3)

Weighted average common shares outstanding:
Basic	7,339,561	7,312,166
Diluted	7,347,066	7,408,839

PERFORMANCE RATIOS
Return on average assets	0.39%	0.38%
Return on average common equity	4.61%	5.16%
Return on average tangible common equity	6.54%	7.64%
Net yield on earning assets (taxable equivalent)	3.35%	3.18%
Average equity to average assets	7.64%	7.29%
Allowance for loan losses as a % of total loans	1.59%	1.38%
Non-performing assets to total assets, end of period	1.43%	0.89%
Ratio of net charge-offs to average loans, annualized	0.99%	0.32%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)	For the
	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	December 31, 2007
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$20,107	$19,848	$19,541	$18,041	$17,409	$19,262
Interest expense	7,927	8,264	9,126	9,340	8,893	11,003
Net interest income	12,180	11,584	10,415	8,701	8,516	8,259
Provision for loan losses	5,000	3,000	3,000	2,700	2,500	750
Net interest income after provision for loan losses	7,180	8,584	7,415	6,001	6,016	7,509
Noninterest income	3,328	1,210	1,218	1,323	1,328	1,483
Noninterest expense	8,417	8,494	7,386	6,945	6,716	6,839
Income before income tax expense	2,091	1,300	1,247	379	628	2,153
Provision for income taxes	138	(130)	(120)	(247)	(119)	600
Net income	1,953	1,430	1,367	626	747	1,553
Preferred stock dividends and discount accretion	499	496	491	143	-	-
Net income available to common shareholders	1,454	934	876	483	747	1,553

Net interest income, as reported	$12,180	$11,584	$10,415	$8,701	$8,516	$8,259
Tax-equivalent adjustment	1,200	1,134	970	548	424	360
Net interest income, tax-equivalent	13,380	12,718	11,385	9,249	8,940	8,619

PER SHARE DATA
Earnings per share, basic	$0.20	$0.13	$0.12	$0.07	$0.10	$0.22
Earnings per share, diluted	0.20	0.13	0.12	0.07	0.10	0.22

Weighted average common shares outstanding:
Basic	7,370,128	7,339,809	7,338,860	7,354,164	7,357,677	6,914,320
Diluted	7,381,956	7,345,069	7,343,529	7,367,906	7,402,167	7,097,902

PERFORMANCE RATIOS
Return on average assets	0.47%	0.35%	0.35%	0.19%	0.25%	0.56%
Return on average common equity	5.94%	3.92%	4.63%	2.91%	3.45%	7.61%
Return on average tangible common equity	8.33%	5.55%	6.03%	4.33%	5.10%	11.70%
Net yield on earning assets (taxable equivalent)	3.47%	3.39%	3.11%	3.02%	3.16%	3.37%
Average equity to average assets	7.70%	5.91%	7.51%	6.43%	7.14%	7.29%
Non-performing assets to total assets, end of period	1.43%	1.18%	1.12%	1.17%	0.89%	0.54%
Ratio of net charge-offs to average loans, annualized	1.28%	0.98%	0.70%	1.31%	0.46%	0.26%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)	As of
	September 30, 2009	September 30, 2008	% Change
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$1,047,826	$1,006,866	4.1%
Allowance for loan losses	16,686	13,894	20.1
Loans, net of allowance for loan losses	1,031,140	992,972	3.8
Investment securities	412,139	107,372	283.8
Total Assets	1,704,645	1,262,581	35.0

Deposits:
Noninterest-bearing deposits	60,691	64,880	(6.5)
Interest-bearing demand and savings	568,527	183,370	210.0
CD's and other time deposits	802,951	776,978	3.3
Total deposits	1,432,169	1,025,228	39.7
Borrowed Funds	139,554	146,306	(4.6)
Total interest-bearing liabilities	1,511,032	1,106,654	36.5
Shareholders' Equity	125,031	84,885	47.3

	As of
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	December 31, 2007
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$1,047,826	$1,015,115	$1,004,814	$1,007,788	$1,006,866	$932,562
Allowance for loan losses	16,686	15,067	14,504	13,210	13,894	11,784
Loans, net of allowance for loan losses	1,031,140	1,000,048	990,310	994,578	992,972	920,778
Investment securities	412,139	455,794	460,768	422,564	107,372	86,683
Total Assets	1,704,645	1,599,863	1,590,532	1,572,876	1,262,581	1,130,112

Deposits:
Noninterest-bearing deposits	60,691	62,929	60,465	61,927	64,880	67,552
Interest-bearing demand and savings	568,527	479,218	451,453	183,310	183,370	216,896
CD's and other time deposits	802,951	800,281	774,682	900,776	776,978	570,682
Total Deposits	1,432,169	1,342,428	1,286,600	1,146,013	1,025,228	855,130
Borrowed Funds	139,554	125,008	167,767	299,856	146,306	182,641
Total interest-bearing liabilities	1,511,032	1,404,507	1,393,902	1,383,942	1,106,654	970,219
Shareholders' Equity	125,031	123,818	118,023	120,680	84,885	86,392

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	For the Three Month Period Ended
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	December 31, 2007
SELECTED BALANCE SHEET DATA
Quarterly average balances

Loans, net	$1,056,363	$998,214	$993,306	$998,644	$992,383	$909,571
Investment securities	431,647	461,578	448,808	197,878	105,804	81,632
Total earning assets	1,531,508	1,502,674	1,484,754	1,222,102	1,110,553	1,008,427
Total Assets	1,640,551	1,619,859	1,594,331	1,328,919	1,219,177	1,109,313

Deposits:
Noninterest-bearing deposits	64,656	66,940	63,362	72,586	69,599	68,992
Interest-bearing demand and savings	506,933	464,048	320,930	173,218	181,599	215,630
CD's and other time deposits	800,739	798,282	861,504	822,048	721,192	590,648
Total Deposits	1,372,328	1,329,270	1,245,796	1,067,852	972,390	875,270
Borrowed Funds	133,764	149,312	222,520	169,431	154,906	149,254
Total interest-bearing liabilities	1,441,436	1,411,642	1,404,954	1,164,697	1,057,697	955,532
Shareholders' Equity	126,253	124,865	119,787	85,447	87,024	80,919

BNC Bancorp
Loan Mix and Stratification Statistics

	As of September 30,
	2009	2008	% Change
Construction, A&D, and Land	$243.7	$306.2	(20.4)
Residential Construction	57.1	89.3	(36.1)
Presold	17.3	19.2	(9.9)
Speculative	39.8	70.1	(43.2)
Loan size - Over $400,000	12.8	25.3	(49.4)
Loan size - $200,000 to $400,000	17.7	26.6	(33.5)
Loan size - under $200,000	9.3	18.2	(48.9)

Commercial Construction	38.5	65.8	(41.5)
Loan size - $5 million to $8 million	6.7	-	-
Loan size - $3 million to $5 million	6.9	31.8	(78.3)
Loan size - $1 million to $3 million	16.1	19.6	(17.9)
Loan size - under $1 million	8.8	14.4	(38.9)

Residential and Commercial A&D	44.0	66.0	(33.3)
Loan size - $5 million to $6 million	11.6	5.6	107.1
Loan size - $3 million to $5 million	14.4	17.4	(17.2)
Loan size - $1 million to $3 million	14.8	31.3	(52.7)
Loan size - under $1 million	3.2	11.7	(72.7)

Land	104.0	85.1	22.2
Residential Buildable Lots	42.2	26.6	58.7
Commercial Buildable Lots	18.7	13.8	35.5
Land held for development	29.2	30.0	(2.7)
Raw and Agricultural Land	13.9	14.7	(5.4)

Commercial Real Estate	$416.7	$340.2	22.5
Multi-Family	29.0	10.8	168.5
Churches	13.9	13.4	3.7
Retail	273.5	217.7	25.6
Owner Occupied	75.4	66.8	12.9
Investment	198.1	150.9	31.3
Loan size - $5 million to $6 million	26.1	12.1	115.7
Loan size - $3 million to $5 million	31.4	19.1	64.4
Loan size - $1 million to $3 million	64.0	59.4	7.7
Loan size - under $1 million	76.6	60.3	27.0
Industrial	97.1	93.0	4.4
Owner Occupied	34.4	34.5	(0.3)
Investment	62.7	58.5	7.2
Loan size - $5 million to $6 million	5.1	5.1	0.0
Loan size - $3 million to $5 million	3.4	3.5	(2.9)
Loan size - $1 million to $3 million	26.8	22.9	17.0
Loan size - under $1 million	27.4	27.0	1.5
Other	3.2	5.3	(39.6)

BNC Bancorp
Loan Mix and Stratification Statistics
	Trends
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008
Construction, A&D, and Land	$243.7	$248.9	$250.4	$306.7	$306.2
Residential Construction	57.1	63.2	73.1	78.9	89.3
Presold	17.3	18.4	19.4	20.2	19.2
Speculative	39.8	44.8	53.7	58.7	70.1
Loan size - Over $400,000	12.8	13.5	16.1	18.6	25.3
Loan size - $200,000 to $400,000	17.7	11.8	24.8	24.6	26.6
Loan size - under $200,000	9.3	19.5	12.8	15.5	18.2

Commercial Construction	38.5	34.3	30.9	73.7	65.8
Loan size - $5 million to $8 million	6.7	-	-	-	-
Loan size - $3 million to $5 million	6.9	6.5	3.6	40.9	31.8
Loan size - $1 million to $3 million	16.1	18.9	16.8	15.6	19.6
Loan size - under $1 million	8.8	8.9	10.5	17.2	14.4

Residential and Commercial A&D	44.0	55.6	63.4	70.7	66.0
Loan size - $5 million to $6 million	11.6	17.3	17.0	16.8	5.6
Loan size - $3 million to $5 million	14.4	9.8	6.6	7.5	17.4
Loan size - $1 million to $3 million	14.8	22.1	31.4	36.0	31.3
Loan size - under $1 million	3.2	6.4	8.4	10.4	11.7

Land	104.0	95.8	83.0	83.7	85.1
Residential Buildable Lots	42.2	33.5	25.7	25.6	26.6
Commercial Buildable Lots	18.7	17.9	17.3	15.1	13.8
Land held for development	29.2	30.0	25.6	28.3	30.0
Raw and Agricultural Land	13.9	14.4	14.4	14.7	14.7

Commercial Real Estate	$416.7	$391.0	$391.6	$349.7	$340.2
Multi-Family	29.0	28.0	26.4	11.3	10.8
Churches	13.9	13.1	12.8	13.0	13.4
Retail	273.5	250.2	253.1	225.9	217.7
Owner Occupied	75.4	72.8	73.3	71.3	66.8
Investment	198.1	177.4	179.8	154.6	150.9
Loan size - $5 million to $6 million	26.1	20.2	20.3	12.0	12.1
Loan size - $3 million to $5 million	31.4	26.7	30.2	22.0	19.1
Loan size - $1 million to $3 million	64.0	67.5	69.0	63.5	59.4
Loan size - under $1 million	76.6	62.9	60.3	57.1	60.3

Industrial	97.1	94.1	93.7	93.8	93.0
Owner Occupied	34.4	34.0	35.0	35.2	34.5
Investment	62.7	60.1	58.7	58.7	58.5
Loan size - $5 million to $6 million	5.1	5.1	5.1	5.1	5.1
Loan size - $3 million to $5 million	3.4	3.4	3.4	3.4	3.5
Loan size - $1 million to $3 million	26.8	24.6	22.7	22.8	22.9
Loan size - under $1 million	27.4	27.0	27.5	27.4	27.0

Other	3.2	5.6	5.6	5.7	5.3

CONTACT: W. Swope Montgomery, Jr., President and CEO, +1-336-869-9200